Calculation of Filing Fee Tables
S-3
CITIGROUP INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Depositary Shares, Each Representing a 1/25th Interest in a Share of 6.500% Fixed Rate Reset Noncumulative Preferred Stock, Series JJ	457(r)	1,000,000	$ 1,000.00	$ 1,000,000,000.00	0.0001381	$ 138,100.00
Fees to be Paid	2	Equity	6.500% Fixed Rate Reset Noncumulative Preferred Stock, Series JJ	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,000,000,000.00		$ 138,100.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 138,100.00
Offering Note
[1]	Included in this exhibit are 1,000,000 Depositary Shares, each representing a 1/25th interest in a share of 6.500% Fixed Rate Reset Noncumulative Preferred Stock, Series JJ, of Citigroup Inc. (the "Registrant"). The fee payable in connection with the offering relating to this exhibit has been calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), and paid in accordance with Rule 456(b) under the Securities Act.

[2]	No separate consideration will be received by the Registrant for shares of the Registrant's 6.500% Fixed Rate Reset Noncumulative Preferred Stock, Series JJ, which are issued in connection with this offering.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate amount of the securities to which the prospectus relates is 1,000,000,000. The prospectus is a final prospectus for the related offering.